UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 5, 2018 (April 4, 2018)

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33805	26-0354783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)
212-790-0000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
New Debt Financing
On April 4, 2018, the lead arrangers have allocated the commitments for a proposed senior secured credit and guaranty agreement (the “New Credit Agreement”) for certain wholly owned subsidiaries of Och-Ziff Capital Management Group LLC (“Oz Management”). The New Credit Agreement will be entered into by OZ Management LP (the “Borrower”), OZ Advisors LP (“OZA”) and OZ Advisors II, LP (“OZA II,” and collectively with the Borrower and OZA, the “Credit Parties” and each, a “Credit Party”) and will consist of (1) a $250,000,000 term loan facility (the “Term Loan Facility”) and (2) a $100,000,000 revolving facility. The loans under the Term Loan Facility will initially mature five years after the closing date of the New Credit Agreement, which may be extended pursuant to the terms of the New Credit Agreement. The loans under the Term Loan Facility will bear interest at a per annum rate equal to, at the Borrower’s option, one, three or six month (or twelve months with the consent of each lender or any period of less than three months as may be agreed between the Borrower and the administrative agent under the New Credit Agreement) LIBOR, plus an applicable margin of 4.75% or a base rate, plus an applicable margin of 3.75%. The Borrower is expected to select a three-month LIBOR period for the loans under the Term Loan Facility. The New Credit Agreement will replace Oz Management’s existing credit and guaranty agreement, dated as of November 20, 2014, among the Credit Parties, Och-Ziff Finance Co. LLC (“Oz Finance”), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The terms and conditions of the New Credit Agreement (including the applicable interest rates) remain subject to the execution of the definitive documentation in connection thereto. Oz Management expects the Credit Parties to enter into the New Credit Agreement on or before the Redemption Date (as defined below).
Redemption of 4.500% Senior Notes due 2019
On April 5, 2018, Oz Management announced that Oz Finance intends to redeem in full all $400,000,000 in aggregate principal amount of its outstanding 4.500% Senior Notes due 2019 (144A CUSIP No. 67551YAA5 / Reg. S CUSIP No. U67523AA5) (the “Notes”). The redemption will be made in accordance with the terms of the indenture governing the Notes and the terms of a conditional notice of redemption (the “Notice”). The Notice is conditioned on the completion by Oz Management of a debt financing transaction, which is expected to consist of the Term Loan Facility.
Oz Management expects the Notes to be redeemed on May 5, 2018 (the “Redemption Date”) at a redemption price to be determined in accordance with the terms of the Notes, plus accrued and unpaid interest to (but not including) the Redemption Date (the “Redemption Price”). The Redemption Price will be due and payable on the Redemption Date upon surrender of the Notes. Oz Management intends to fund the redemption through a combination of cash on hand and borrowings under the Term Loan Facility).
The Notice is being mailed to all registered holders of the Notes by Wilmington Trust, National Association, the trustee for the Notes. Beneficial holders with any questions about the redemption should contact their respective brokerage firm or financial institution.
This Current Report on Form 8-K is for informational purposes only and does not constitute an offer to purchase the Notes or any other securities by Oz Management or Oz Finance.
The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing or document.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include, but are not limited to, statements related to the proposed entry into the definitive documentation in connection with the New Credit Agreement, the proposed terms and conditions of the New Credit Agreement, the proposed redemption of the

Notes and Oz Management’s expectation that it will close the transactions under the New Credit Agreement and that Oz Finance will redeem the Notes by May 5, 2018. These forward-looking statements involve known and unknown risks, uncertainties and other factors discussed in Oz Management’s filings with the Securities and Exchange Commission (the “SEC”). Any forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except to the extent required by applicable securities laws, Oz Management expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to Oz Management’s business in general, please refer to Oz Management’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, dated February 23, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Registrant)

By:	/s/ Alesia J. Haas
Alesia J. Haas
Chief Financial Officer and Executive Managing Director
April 5, 2018